Exhibit 99.1

Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare, Inc. Announces Financial Results for First Quarter 2006

Revenue of $41.3 million — 82% Year over Year Growth

Diluted EPS of $0.07

MELVILLE, N.Y., May 9, 2006 – Allion Healthcare, Inc. (“Allion” or the “Company”) (NASDAQ: ALLI), a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients, today announced financial results for the first quarter ended March 31, 2006.

First Quarter 2006 Highlights:

✓	Announced the acquisitions of Whittier Goodrich Pharmacy, Inc. and HS Maiman R.X. Inc.;

✓	Reported Year over Year revenue growth of 82% percent;

✓	Increased number of patients utilizing LabTracker and/or Oris software to 1,041 at the end of Q1 2006; Allion will pay for 104 Oris patients additions under the Oris earnout;

✓	Strong balance sheet with cash equivalents and investments balance of $50.0 million and no long-term debt;

✓	Completed a secondary public offering of common stock — net proceeds of over $28.0 million; and

✓	Serviced 12,502 patients in March 2006.

Other Highlights:

✓	Acquired certain assets of H&H Drug Stores, Inc. in April 2006.

✓	Anthony Luna promoted to Vice President of Sales, Oris Health to lead the Oris sales initiative. Since joining the Company in December 2004 as Director of Sales for the Company’s west division, Mr. Luna has provided key sales leadership and been instrumental in driving internal growth.

✓	Mike Franke joins the Company as Vice President of Operations, Oris Health to lead the development and implementation of Oris services and client relationship management. Mr. Franke has over 20 years management experience with more than 12 years experience in the pharmaceutical industry, which included leading the start up, implementation and ramp up of operations for Medco’s automated mail services pharmacy in Willingboro, NJ.

First Quarter 2006 Financial Results

Net sales for the first quarter of 2006 increased 81.9% to $41.3 million from $22.7 million in the first quarter of 2005. Gross profit for the quarter was $6.7 million or 16.1% of net sales. Operating income for the first quarter of 2006 increased to $853,781 from $125,375 in the first quarter of 2005. Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other income in the first quarter of 2006 was $1.6 million. An explanation and reconciliation of net income under generally accepted accounting principles (GAAP) to EBITDA excluding other income is provided below. Income from continuing operations before taxes, and diluted earnings per common share for the first quarter of 2006 was $1.3 million and $0.07, respectively.

“Allion continues to execute on its business plan by growing internally, increasing the number of Oris/LabTracker patients under service and acquiring patient lists at reasonable valuations,” said Michael Moran, Chairman, President and Chief Executive Officer of Allion Healthcare. “We are very pleased with our results in the first quarter and look forward to continuing our strong growth in 2006 and 2007.”

First Quarter 2006 Adjustments

During the three months ended March 31, 2006, the following non-recurring items and items previously excluded from guidance were recognized in Allion’s financial results:

✓	$858,457 of revenue relating to retroactive premium reimbursement for California operations for periods prior to Q1 2006;

✓	$173,000 of additional expenses for consulting fees and external accounting costs related to 2005 compliance with Section 404 of the Sarbanes-Oxley Act (previously excluded from guidance); and

✓	$116,000 expense related to vacation accruals for employees that were allowed to carry over vacation as part of the standardization of benefits across locations.

Guidance

Below Allion is providing guidance for Q2 and the full year of 2006 (which is based on and includes the adjusted results from Q1 2006) and for the first time is giving 2007 guidance:

	Q2 2006	FY 2006	FY 2007
Net Sales (in millions)	$48-54	$220-240	$300-330
EPS	$0.05-0.07	$0.40-0.50	$0.70-0.80

The guidance above includes the following assumptions:

•	the effects of Medicare Part D reimbursement impacting more patients than anticipated (during March 2006, we serviced 2,235 patients under Medicare Part D, or approximately 18% of our total patients during March; however, approximately 43% of our patients previously covered by Medi-Cal in California who received services at our HIV pharmacies during the three months ended March 31, 2006 were moved to a Medicare Part D plan);
•	the effects of increased costs associated with supporting Oris/LabTracker initiatives by devoting more resources than expected at satellite pharmacies obtained through acquisitions;
•	guidance assumes an additional 2,000 Oris patients in Q2 – Q4 of 2006 and 4,000 Oris patients in the full year 2007;
•	FY 2006 guidance includes internal growth, Oris/LabTracker patients and potential acquisitions in 2006;
•	FY 2007 guidance includes internal growth and additional Oris/LabTracker patients, but excludes the impact of any potential acquisitions in 2007;
•	gross margin improvements achieved through purchasing;
•	fully diluted shares of 17.4 and 17.8 million for full year 2006 and 2007;
•	tax rate of 40%; and
•	no additional equity financings.

Reconciliation of Net Income Under GAAP to EBITDA (Excluding Other Income)

EBITDA excluding other income refers to income from continuing operations before interest, income tax expense, and depreciation and amortization excluding other income. Allion considers EBITDA excluding other income a good indication of the company’s ability to generate cash flow in order to liquidate liabilities and reinvest in the Company. EBITDA excluding other income is not a measurement of financial performance under GAAP and should not be considered a substitute for net income as a measure of performance. A reconciliation of income from continuing operations under GAAP to EBITDA excluding other income for the three months ended March 31, 2006 and 2005 is as follows:

(in thousands)	Three Months Ended March 31,
	2006	2005
Income from continuing operations	$1,265	$18
Interest income (expense)	411	(107)
Depreciation and amortization	736	298

EBITDA excluding other income	$1,590	$423

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in this press release and accompanying non-GAAP supplemental information represent financial measures used by Allion’s management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP financial measures discussed in this press release include EBITDA excluding other income and Adjusted EPS. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance and in assisting investors in comparing the company’s financial performance to those of other companies in the company’s industry. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company’s SEC filings.

Operating Data

The following table sets forth the net sales and operating data for each of our distribution centers for the three months ended March 31, 2006 and 2005:

	Three Months Ended March 31,
	2006				2005
Distribution Region	Net Sales		Prescriptions	Patient Months	Net Sales	Prescriptions	Patient Months
California (1)	$27,730,824	(3)	117,319	25,730	$11,691,612	55,441	14,107
New York (2)	12,310,459		45,834	6,333	10,149,794	40,005	5,710
Florida	413,655		2,484	325	550,917	3,576	422
Seattle (1)	830,264		4,936	890	303,426	1,736	293

Total	$41,285,202		170,573	33,278	$22,695,749	100,758	20,532

(1)	California & Seattle operations for the three months ended March 31, 2005 include one month of contribution from Specialty Pharmacies, Inc.
(2)	New York operations for the three months ended March 31, 2006 include a partial month of contribution from Maiman.
(3)	California operations for the three months ended March 31, 2006 include $858,457 of retroactive premium reimbursement for prior periods in 2005 and 2004.

Conference Call Information

A conference will be held at 4:30 p.m. EDT; 1:30 p.m. PST on May 9, 2006. To join the call, please dial (913) 981-4913 from the U.S. or abroad. The conference call will also be webcast on Allion Healthcare’s website at www.allionhealthcare.com. To join the webcast, please go to Allion Healthcare’s web site at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software. An audio replay of the conference call will be available from 7:30 p.m. EDT on Tuesday, May 9, 2006 through 11:59 p.m. EDT on Tuesday, May 16, 2006 by dialing (719) 457-0820 from the U.S. or abroad and entering confirmation code 8009483. The audio webcast will also be available on the Company’s website, www.allionhealthcare.com, for 30 days.

Questions during the live call will be taken from investment professionals only.

About Allion Healthcare, Inc.

Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion offers nationwide pharmacy care from its pharmacies in California, New York, Washington, and Florida. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors, to improve clinical outcomes and reduce treatment costs for patients.

Safe Harbor Statement

Certain statements included in this press release, which are not historical facts, are forward-looking statements such as statements about our future growth and guidance regarding our possible future financial performance. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, competitive pressures, changes in customer mix, changes in third party reimbursement rates, changes in government regulations or the interpretation of these regulations, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions, and asserted and unasserted claims, which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Contact:

Allion Healthcare, Inc.

Jim Spencer, Chief Financial Officer

(631) 870-5126

The Ruth Group

Francesca DeMartino, Investor Relations

(646) 536-7024

fdemartino@theruthgroup.com

ALLION HEALTHCARE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2006 and DECEMBER 2005

	At March 31, 2006 (UNAUDITED)	At December 31, 2005
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$34,404,893	$3,845,037
Short term investments and securities held for sale	15,614,788	23,000,553
Accounts receivable, (net of allowance for doubtful accounts of $288,624 in 2006 and $282,824 in 2005)	16,215,595	14,640,304
Inventories	3,385,645	3,228,225
Prepaid expenses and other current assets	938,301	762,466

Total current assets	70,559,222	45,476,585

Property and equipment, net	849,826	671,396
Goodwill	23,624,565	19,739,035
Intangible assets	21,517,907	20,314,866
Other assets	89,908	87,123

Total Assets	$116,641,428	$86,289,005

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$16,505,493	$17,205,977
Notes payable-subordinated	686,973	675,000
Current portion of capital lease obligations	82,549	107,379
Other current liabilities	5,023	—

Total current liabilities	17,280,038	17,988,356

LONG TERM LIABILITIES:
Notes payable—subordinated	—	682,710
Capital lease obligations	81,436	92,818
Deferred income taxes	238,957	153,000
Other	47,010	28,892

Total liabilities	17,647,441	18,945,776

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value, shares authorized 20,000,000; issued and outstanding 0 at March 31, 2006 and December 31, 2005	—	—
Common stock, $.001 par value; shares authorized 80,000,000; issued and outstanding 16,131,316 at March 31, 2006 and 12,956,382 at December 31, 2005.	16,131	12,956
Additional paid-in capital	109,254,838	78,778,705
Accumulated deficit	(10,353,964)	(11,486,985)
Accumulated other comprehensive income	76,982	38,553

Total stockholders’ equity	98,993,987	67,343,229

Total liabilities and stockholders’ equity	$116,641,428	$86,289,005

ALLION HEALTHCARE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31,
	2006	2005
Net sales	$41,285,202	$22,695,749
Cost of goods sold	34,631,118	19,122,146

Gross profit	6,654,084	3,573,603
Operating expenses:
Selling, general and administrative expenses	5,800,303	3,448,228

Operating income	853,781	125,375
Interest income (expense)	410,836	(106,939)
Other income	102	—

Income from continuing operations	1,264,719	18,436
Provision for taxes	131,698	—

Income before discontinued operations	1,133,021	18,436
Loss from discontinued operations	—	5,340

Net income	$1,133,021	$13,096

Basic earnings per common share:
Earnings from continuing operations	$0.07	$0.01
Loss from discontinued operations	0.00	0.00

Earnings per share	$0.07	$0.01

Diluted earnings per common share:
Earnings from continuing operations	$0.07	$0.00
Loss from discontinued operations	0.00	0.00

Earnings per share	$0.07	$0.00

Basic weighted average of common shares outstanding	15,192,061	3,100,000

Diluted weighted average of common shares outstanding	16,648,743	8,799,702